UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2017

Everi Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

7250 S. Tenaya Way, Suite 100
Las Vegas, Nevada	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 20, 2017, Everi Holdings Inc. (the “Company”), as guarantor, and its wholly-owned subsidiary, Everi Payments Inc. (“Everi Payments”), as issuer, entered into a Purchase Agreement (the “Purchase Agreement”) with certain of the Company’s direct and indirect domestic subsidiaries, as guarantors (the “Guarantors”), and Jefferies LLC and Macquarie Capital (USA) Inc. (the “Initial Purchasers”). Under the Purchase Agreement, Everi Payments will issue and sell to the Initial Purchasers (the “Offering”) $375.0 million in aggregate principal amount of its 7.50% senior unsecured notes due 2025 (the “Notes”), for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes and guarantees thereof will not be registered under the Securities Act or the securities laws of any state or other jurisdictions, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Everi Payments intends to use the proceeds from the Offering, together with cash on hand, to redeem in full its existing $350.0 million of 10.00% Senior Unsecured Notes due 2022 in accordance with their terms and pay related fees and expenses.

The Purchase Agreement includes customary representations, warranties, covenants and agreements, including an agreement by Everi Payments and the Guarantors to indemnify the Initial Purchasers against certain liabilities. The closing of the Offering is subject to the satisfaction of certain customary closing conditions contained in the Purchase Agreement and, as a result, there can be no assurance that the Offering will be completed.

Item 8.01. Other Events.

On November 20, 2017, the Company issued a press release announcing the pricing of the previously announced private offering by Everi Payments of the Notes. The Company anticipates that the Offering will close on December 5, 2017, subject to the satisfaction of customary closing conditions. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained under Item 8.01 in this Current Report on Form 8-K, including Exhibit 99.1 does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

Cautionary Information Regarding Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1 (the “Report”), contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” or “will” and similar expressions to identify forward-looking statements.

The forward-looking statements in this Report are subject to additional risks and uncertainties, including those set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 14, 2017 and subsequent periodic reports, and are based on information available to us on the date hereof.

These cautionary statements qualify our forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement contained herein speaks only as of the date on which it is made, and we do not intend, and assume no obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Everi Holdings Inc. dated November 20, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Everi Holdings Inc. dated November 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERI HOLDINGS INC.

Date: November 20, 2017	By:	/s/ Todd A. Valli
Todd A. Valli, Senior Vice President, Corporate Finance and Chief Accounting Officer

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